NEWS RELEASE
March 30, 2015                                                                                  Contact:  Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                               (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES SUCCESSFUL CONSENT SOLICITATION TO HOLDERS OF OUTSTANDING 9.25% SENIOR SUBORDINATED NOTES DUE 2020

WASHINGTON, DC - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA), announced today the successful completion on Friday, March 27, 2015, of its previously announced consent solicitation (the “Consent Solicitation”) to holders of its outstanding 9.25% Senior Subordinated Notes due 2020 (the “Subordinated Notes”) to certain proposed amendments to the indenture governing the Subordinated Notes (the “Proposed Amendments”).  All holders of the Subordinated Notes consented to the Proposed Amendments.

The primary purpose of the Consent Solicitation and Proposed Amendments was to permit the Company to incur a sufficient amount of senior secured indebtedness to finance the Company’s previously announced purchase of equity interests in TV One, LLC (“TV One”) from an affiliate of Comcast Corporation, refinance $119 million in principal amount of TV One’s 10% Senior Secured Notes due 2016 and refinance the Company’s existing senior secured credit facility (collectively, the “Transactions”).

In conjunction with receiving the requisite consents from the holders of the Subordinated Notes, the Company, the guarantors party thereto, and the Trustee executed a third supplemental indenture with respect to the indenture governing the Subordinated Notes effecting the Proposed Amendments. The third supplemental indenture will become operative upon the completion of the Transactions.  The Company will pay a consent fee to the holders of the Subordinated Notes in connection with the closing of the Transactions.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K, and 10-Q and other filings with the SEC.

About Radio One

Radio One, Inc., together with its subsidiaries, is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc., the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes’ “Empowering Moments”, and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One, an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, Urban Daily, Hello Beautiful, Global Grind and social networking websites, including Black Planet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC, a cable/satellite network programming primarily to African-Americans.